UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2018

Commission file number 001-16111
GLOBAL PAYMENTS INC.
(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3550 Lenox Road, Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (770) 829-8000

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
The information set forth in Item 2.03 of this report is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 18, 2018, Global Payments Inc. (the “Company”) and certain wholly-owned subsidiaries of the Company, as borrowers or as guarantors, as applicable (the “Credit Parties”), entered into the Sixth Amendment to the Second Amended and Restated Credit Agreement (the “Sixth Amendment”). As amended by the Sixth Amendment, the Credit Agreement provides for an additional Term B Loan facility in the amount of $500,000,000 (the “Term Loan B-4 Facility), increasing the total financing capacity available under the Credit Agreement to $6.0 billion. The Company’s aggregate outstanding debt under the Credit Agreement did not change because the Company repaid certain outstanding amounts under the revolving credit facility with proceeds from the Term Loan B-4 Facility. The Term B-4 Loan Facility matures on October 18, 2025.

As amended by the Sixth Amendment, the amended Credit Agreement provides for an interest rate with respect to borrowings under the Term Loan B-4 Facility of (a) in the case of Eurocurrency Loans (as defined in the Credit Agreement), a base rate plus a 1.75% margin and (b) in the case of Base Rate Loans (as defined in the Credit Agreement), a base rate plus a 0.75% margin. With respect to the Base Rate Loans, the base rate is the highest of (a) the Federal Funds Effective Rate (as defined in the Credit Agreement) plus 0.50%, (b) the Bank of America prime rate and (c) the applicable Eurocurrency Base Rate (as defined in the Credit Agreement) plus 1%.

The amended Credit Agreement contains customary affirmative and restrictive covenants, including, among others, financial covenants based on the Company’s net leverage and interest coverage ratios. The amended Credit Agreement also includes customary events of default, the occurrence of which, following any applicable cure period, would permit the lenders to, among other things, declare the principal, accrued interest and other obligations to be immediately due and payable.

The foregoing description of the Sixth Amendment and the amended Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Sixth Amendment, which will be included in the Company’s Annual Report on Form 10-K for the year ending December 31, 2018.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL PAYMENTS INC.

Date:	October 24, 2018	By: /s/ Cameron M. Bready
Cameron M. Bready
Senior Executive Vice President and Chief Financial Officer